Registration No. 333-138930

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

FIVE STAR QUALITY CARE, INC.
(Exact Name of Registrant as Specified in Its Charter)
________________________

Maryland	04-3516029
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

400 Centre Street
 Newton Massachusetts 02458
(617) 796-8387
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________

Bruce J. Mackey Jr., President
Five Star Quality Care, Inc.
400 Centre Street
Newton, Massachusetts 02458
(617) 796-8387
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

Copy to:
William J. Curry, Esq.
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800
________________________

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF COMMON SHARES

On November 22, 2006, Five Star Quality Care, Inc. (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-138930) (the “Registration Statement”) for resales of an aggregate of $126,500,000 principal amount of 3.75% Convertible Senior Notes due 2026 (the “Notes”) and 12,234,042 common shares, par value $.01 per share, of the Company, issuable upon conversion of the Notes.  This Post-Effective Amendment is being filed by the Company pursuant to the Company’s undertaking in Part II, Item 17 of the Registration Statement to deregister all of the Notes registered pursuant to the Registration Statement, or such lesser portion that have not been sold or transferred pursuant to the Registration Statement as of the date this Post-Effective Amendment No. 1 is filed, and all 12,234,042 common shares since no Notes have been converted as of the date this Post-Effective Amendment No. 1 is filed.  The contractual obligations between the Company and the initial purchasers of the Notes requiring that resales of the Notes and common shares issuable upon conversion of the Notes be registered and that the Registration Statement remain effective have expired by their terms.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, as of the 8th day of December, 2008.

FIVE STAR QUALITY CARE, INC.

By: /s/ Bruce J. Mackey Jr.
Name: Bruce J. Mackey Jr. Title: President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by, or on behalf of, the following persons in the capacities and in the dates indicated.

Signature	Title	Date

/s/ Bruce J. Mackey Jr.	President and Chief Executive	December 8, 2008
Bruce J. Mackey Jr.	Officer

/s/ Francis R. Murphy III	Treasurer and Chief Financial	December 8, 2008
Francis R. Murphy III	Officer
(Principal Financial and Accounting Officer)

*	Managing Director	December 8, 2008
Gerard M. Martin

/s/ Barry M. Portnoy	Managing Director	December 8, 2008
Barry M. Portnoy

*	Director	December 8, 2008
Bruce M. Gans

*	Director	December 8, 2008
Barbara D. Gilmore

*	Director	December 8, 2008
Arthur G. Koumantzelis

* By: /s/ Barry M. Portnoy
          Barry M. Portnoy
         Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on December 8, 2008.

FS LAFAYETTE TENANT TRUST
FS LEISURE PARK TENANT TRUST
FS LEXINGTON TENANT TRUST
FS TENANT POOL I TRUST
FS TENANT POOL II TRUST
FS TENANT POOL III TRUST
FS TENANT POOL IV TRUST

By:	/s/ Bruce J. Mackey Jr.
Name: Bruce J. Mackey Jr.
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce J. Mackey Jr.	President and Chief Executive	December 8, 2008
Bruce J. Mackey Jr.	Officer

/s/ Francis R. Murphy III	Treasurer and Chief Financial	December 8, 2008
Francis R. Murphy III	Officer
(Principal Financial and Accounting Officer)

*	Trustee	December 8, 2008
Gerard M. Martin

/s/ Barry M. Portnoy	Trustee	December 8, 2008
Barry M. Portnoy

* By: /s/ Barry M. Portnoy
          Barry M. Portnoy
         Attorney-in-Fact